UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2009

Adaptec, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, California, 95035

(Address of principal executive offices including zip code)

(408) 945-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Appointment of Chairman

On September 4, 2009, the Board of Directors of Adaptec, Inc. (the “Company”) confirmed the appointment of Joseph S. Kennedy as Chairman of the Board of Directors of the Company (the “Board”) and approved his full duties and compensation. Mr. Kennedy will collaborate with and assist management, on behalf of the Board, in connection with development of the Company’s financial and operating plan and the Company’s strategic and product plans. Mr. Kennedy will also review and evaluate, on behalf of the Board, the functioning and capabilities of the Company’s management team and the Company’s operations, and perform the duties normally incident to the role of Chairman. Mr. Kennedy’s role is consultative and advisory and on behalf of the Board in its oversight role, not executive, and the Board has determined that he continues to meet applicable independence requirements. Mr. Kennedy will receive $8,000 per month as Chairman of the Board, which amount will be reviewed by the Board on a quarterly basis and is in addition to compensation Mr. Kennedy receives as a member of the Board and the Governance and Nominating Committee of the Board. Mr. Kennedy has served as a member of the Board of Directors of the Company since 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By:	/s/ MARY L. DOTZ
Name:	Mary L. Dotz
Title:	Chief Financial Officer

Dated: September 8, 2009